Filed pursuant to Rule 424(b)(7)
Registration No. 333-176683
Prospectus Supplement No. 1
(To prospectus dated September 2, 2011)

VALUECLICK, INC.

7,481,387 Shares of Common Stock
___________________________
This prospectus supplement no. 1 supplements and amends the prospectus dated September 2, 2011, relating to the resale by selling stockholders of up to 7,481,387 shares of common stock, par value $0.001 per share of ValueClick, Inc. (the “Company,” “we,” or “our”). This prospectus supplement should be read in conjunction with the prospectus dated September 2, 2011 (the “prospectus”), which is to be delivered with this prospectus supplement, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements thereto.
___________________________
Investing in our securities involves risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Quarterly Report on Form 10-Q for the period ended September 30, 2011 as well as the other information contained or incorporated by reference in the prospectus supplement before making a decision to invest in our securities.

___________________________
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________________
The date of this prospectus supplement is February 16, 2012

The information in the table appearing under the caption “Selling Stockholders” in the prospectus is modified by adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and by superseding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto with the information that is set forth below.

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding(1)(2)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding
USVP Transferees (3)
Abbott Capital Private Equity Fund V, L.P.	6,162	*	6,162	—	*
Abbott Capital Private Equity Fund III, L.P. by Abbott Capital Management LLC as Investment Manager	11,750	*	11,750	—	*
Alaska Retirement Management Board by Abbott Capital Management, LLC as Investment Manager	9,792	*	9,792	—	*
Alaska Retirement Management Board	5,135	*	5,135	—	*
Employees' Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manager	7,833	*	7,833	—	*
Employees' Retirement System of the State of Hawaii	4,108	*	4,108	—	*
Northern Trust Company as Trustee for the Illinois Municipal Retirement Fund by Abbott Capital Management, LLC as Investment Manager	4,896	*	4,896	—	*
Northern Trust Company as Trustee for the Illinois Municipal Retirement Fund	2,567	*	2,567	—	*
Board of Fire and Police Pension Commissions of the City of Los Angeles by Abbott Capital Management, LLC as Investment Manager	4,896	*	4,896	—	*
Utah Retirement Systems by Abbott Capital Management, LLC as Investment Manager	5,875	*	5,875	—	*
Utah Retirement Systems	3,081	*	3,081	—	*
Mellon Trust as Trustee for General Mills and Bakery, Confectionery, Tobacco and Grain Millers (AFL-CIO Health and Welfare Plans)	979	*	979	—	*
State Street Bank and Trust Company as Trustee for Baxter International Inc. and Subsidiaries Pension Fund	2,938	*	2,938	—	*
SEI Trust Company as Trustee for Givaudan Pension Plan Master Trust	1,958	*	1,958	—	*
Mellon Trust as Trustee for GMI/DRI Investment Trust	5,875	*	5,875	—	*
State Street Bank and Trust Company as Trustee for Johnson & Johnson Master Retirement Trust	4,896	*	4,896	—	*
The Roche US DB Plans Master Trust	2,448	*	2,448	—	*
The Grable Foundation	979	*	979	—	*
Lansforsakringar Liv Forsakringsaktiebolag	6,854	*	6,854	—	*
Amberbrook V, LLC	21,052	*	21,052	—	*
The 1996 Andreessen Living Trust dtd 2/1/96	1,958	*	1,958	—	*
Auldbrass Partners (CH-VC 00-02), LP	19,583	*	19,583	—	*
B&S 2004 Private Equity GmbH	4,896	*	4,896	—	*
Private Equity Portfolio Fund III, LLC	4,896	*	4,896	—	*

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding(1)(2)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding
HarbourVest Partners VI- Partnership Fund L.P.	906	*	906	—	*
HarbourVest Partners VI- Parallel Partnership Fund L.P.	73	*	73	—	*
The Louis Berkman Investment Company	4,896	*	4,896	—	*
BF Partners, LP	1,958	*	1,958	—	*
Bowes Family Partnership	2,938	*	2,938	—	*
William K. Bowes, Jr. Foundation dtd 12/10/91	3,917	*	3,917	—	*
The 2001 Primary Brinson Partnership Fund Offshore Series Company Ltd.	3,433	*	3,433	—	*
UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust- 2001 Primary Fund	10,811	*	10,811	—	*
Brinson Partnership Fund - 2001 Primary Fund, L.P.	4,498	*	4,498	—	*
Hewlett-Packard Company Pension Plan	2,448	*	2,448	—	*
Orange County Employees Retirement System	1,469	*	1,469	—	*
SURS Private Equity Trust	6,854	*	6,854	—	*
The M/R Chang Family Trust	2,938	*	2,938	—	*
Constitution Liquidating Fund, L.P.	16,964	*	16,964	—	*
Conversus Investor IV, L.P.	14,688	*	14,688	—	*
Cornell University	9,792	*	9,792	—	*
Crossroads Constitution Limited Partnership	171	*	171	—	*
CSFB Strategic Partners III VC Holdings, L.P.	24,479	*	24,479	—	*
CSFB Strategic Partners III VC, L.P.	1,958	*	1,958	—	*
Danske Private Equity Partners K/S	11,750	*	11,750	—	*
Trustees of Dartmouth College	2,938	*	2,938	—	*
Prabhat K. Dubey	4,896	*	4,896	—	*
Fairview Ventures Fund I, L.P.	14,688	*	14,688	—	*
John A. Fee	979	*	979	—	*
General Electric Pension Trust	48,958	*	48,958	—	*
Plaza St. Petersburg Holdings Limited	979	*	979	—	*
First Plaza Group Trust	48,958	*	48,958	—	*
Gold Family Investments LLC	685	*	685	—	*
Douglas E. Goldman 1997 Charitable Lead Trust	1,371	*	1,371	—	*
AWD, LLC	783	*	783	—	*
John D. Goldman 1997 Charitable Lead Trust	1,371	*	1,371	—	*
California Emerging Ventures II, LLC	24,479	*	24,479	—	*
HarbourVest Partners VIII - Venture Fund L.P.	2,938	*	2,938	—	*
HarbourVest Partners VII-Venture Partnership Fund L.P.	2,938	*	2,938	—	*
HarbourVest Partners VI- Partnership Fund L.P.	18,115	*	18,115	—	*
HarbourVest Partners VI- Parallel Partnership Fund L.P.	1,469	*	1,469	—	*
Howard Hughes Medical Institute	9,792	*	9,792	—	*

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding(1)(2)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding
IGVF LP	9,792	*	9,792	—	*
522 Fifth Avenue Fund, L.P.	1,616	*	1,616	—	*
J.P. Morgan Pooled Venture Capital Private Investors II, LLC	5,552	*	5,552	—	*
J.P. Morgan Pooled Venture Capital Institutional Investors II, LLC	22,208	*	22,208	—	*
Knob Hill Mines Inc.	490	*	490	—	*
Lexington Private Equity, L.P.	2,247	*	2,247	—	*
Liberty Mutual Investment Advisors, LLC	24,479	*	24,479	—	*
Liberty Mutual Retirement Plan Master Trust	4,896	*	4,896	—	*
Wells Fargo Bank Minnesota as Trustee of the Charles K. Blandin Residuary Trust dated 1/18/49	2,203	*	2,203	—	*
Wells Fargo Bank Minnesota N.A. as Agent for the Charles K. Blandin Foundation	245	*	245	—	*
Richard Lowenthal	979	*	979	—	*
Lucent Technologies Inc. Master Pension Trust	24,479	*	24,479	—	*
Michael Malcolm	2,938	*	2,938	—	*
Mayo Clinic Master Retirement Trust	4,896	*	4,896	—	*
Mayo Clinic	4,896	*	4,896	—	*
MetLife Insurance Company of Connecticut	3,033	*	3,033	—	*
North Central Trust Company as Trustee of the Daniel D. Palmer Trust U/A F/B Jenny W. Sutton Trust	979	*	979	—	*
Jan E. Nielsen Trust Dated 2/19/02	490	*	490	—	*
Norwest Equity Capital, LLC	14,688	*	14,688	—	*
NWW Limited Partnership	490	*	490	—	*
PAPEF V-B, L.P.	5,576	*	5,576	—	*
PAPEF V (Offshore)-B, L.P.	2,258	*	2,258	—	*
DAF Global, LLC	24,479	*	24,479	—	*
Kakapo Investment Pte Ltd	14,688	*	14,688	—	*
Top Tier Investments, LLC	14,688	*	14,688	—	*
Commonwealth of Pennsylvania State Employees' Retirement System	34,270	*	34,270	—	*
Qwest Occupational Health Trust	1,469	*	1,469	—	*
CenturyLink, Inc., Defined Benefit Master Trust	8,323	*	8,323	—	*
Red Family Investments LLC	685	*	685	—	*
David M. Rickey, as Trustee of the David M Rickey Trust dated May 8, 2002	490	*	490	—	*
The Rockefeller Foundation	19,583	*	19,583	—	*
Capita Trust Company Limited as Trustee of Capital Dynamics US Private Equity 2000	4,896	*	4,896	—	*
Hans W. Schoepflin Trust	979	*	979	—	*
Corning Incorporated Retirement Master Trust	4,896	*	4,896	—	*
SBC Master Pension Trust	29,374	*	29,374	—	*
VCM Shott Private Equity Advisors LLC	4,896	*	4,896	—	*

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding(1)(2)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding
Citigroup Employee Fund of Funds (Master Fund) I, LP	1,589	*	1,589	—	*
Citigroup Employee Fund of Funds I, LP	5,955	*	5,955	—	*
Auldbrass General LP Interests, LP	538	*	538	—	*
Citigroup Pension Plan	4,896	*	4,896	—	*
The Travelers Indemnity Company	6,221	*	6,221	—	*
Tekki Shodan LLC	490	*	490	—	*
Lip-Bu Tan & Ysa Loo Trust	979	*	979	—	*
University Technology Ventures, L.P.	5,875	*	5,875	—	*
University of Notre Dame du Lac	11,750	*	11,750	—	*
UPMC Basic Retirement Plan Master Trust	2,938	*	2,938	—	*
UPMC Health System Trust	6,854	*	6,854	—	*
Mellon Bank, N.A., as Trustee for the Bell Atlantic Master Trust	29,374	*	29,374	—	*
Virginia Retirement System	48,958	*	48,958	—	*
Washington State Investment Board	70,499	*	70,499	—	*
Thomas Weisel Global Growth Partners (A), L.P.	3,571	*	3,571	—	*
Thomas Weisel Global Growth Partners (B), L.P.	11,116	*	11,116	—	*
The Wellcome Trust Limited as Trustee of The Wellcome Trust	2,800	*	2,800	—	*
Wells Fargo Bank Minnesota N.A. Trustee - Wells Fargo & Company Master Pension Trust	2,938	*	2,938	—	*
The Angels' Forum 50, LLC	1,739	*	1,739	—	*
Ute C. Bowes Charitable Remainder Trust	2,204	*	2,204	—	*
William K. Bowes, Jr. Charitable Remainder Trust	2,203	*	2,203	—	*
William K. Bowes, Jr. Foundation dtd 12/10/91	2,203	*	2,203	—	*
Roderick Hall Revocable Trust	1,102	*	1,102	—	*

*	Represents less than 1% of the number of shares of our common stock outstanding.

(1)
Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934, based on 82,583,842 shares outstanding as of November 1, 2011. None of the selling stockholders would beneficially own 1% or more of the outstanding shares of our common stock following the sale of securities in the offering.

(2)
The amounts set forth in this column are the numbers of shares of common stock that may be offered by each selling stockholder using this prospectus supplement. These amounts do not represent any other shares of common stock that the selling stockholders may own beneficially or otherwise.

(3)
U.S. Venture Partners VIII, L.P. and USVP VIII Affiliates Fund, L.P. which are identified as selling stockholders in the prospectus dated September 2, 2011 (collectively, “USVP”), have informed us that they have distributed and/or plan to distribute shares of common stock to their investors. This table lists those such transferees under the heading USVP Transferees who were not previously listed in the prospectus and who were made known to us based upon written representations from the selling stockholders, and for those such transferees previously listed in the prospectus or in any amendments or supplements thereto, this table supersedes information listed in the prospectus or in any amendments or supplements thereto for such selling stockholders.